Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150790 on Form S-8 of our report dated March 13, 2009 appearing in this Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

March 13, 2009